Exhibit 5.1

599 LEXINGTON AVENUE
NEW YORK, NY 10022-6069

+1.212.848.4000

June 10, 2019

Altice USA, Inc.
1 Court Square West

Long Island City, NY 11101

Altice USA, Inc.

Ladies and Gentlemen:

We have acted as counsel to Altice USA, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on June 10, 2019 relating to the registration and offering, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of 1,699,909 shares of the Company’s Class A common stock, par value $0.01 per share (the “Shares”) by one of the Company’s stockholders.  The offering of the Shares will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”).

In that connection, we have reviewed originals or copies of the following documents:

(a)                                 The Registration Statement.

(b)                                 The Prospectus.

(c)                                  The Third Amended and Restated Certificate of Incorporation

(d)                                 The Second Amended and Restated Bylaws of the Company

(e)                                  Such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

For the purposes of this opinion letter, we have assumed:

SHEARMAN.COM

Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners.

(a)                                 The genuineness of all signatures.

(b)                                 The authenticity of the originals of the documents submitted to us.

(c)                                  The conformity to authentic originals of any documents submitted to us as copies.

(d)                                 As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

Our opinion set forth above is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is provided solely in connection with the preparation and filing of the Registration Statement and is not to be relied upon for any other purpose.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

RA/AP/EU

IM